EX-28.g.1.c

FUND LIST

to

GLOBAL CUSTODY AGREEMENT

BETWEEN

JPMORGAN CHASE BANK AND

NATIONWIDE MUTUAL FUNDS

DATED APRIL 4, 2003

Effective May 1, 2007

Amended        , 2011*

Fund Name

Nationwide Short Duration Bond Fund

Nationwide Fund

Nationwide Growth Fund

Nationwide S&P 500 Index Fund

Nationwide Money Market Fund

Nationwide Bond Fund

Nationwide Government Bond Fund

Nationwide Enhanced Income Fund

Nationwide Small Cap Index Fund

Nationwide International Index Fund

Nationwide Bond Index Fund

Nationwide Mid Cap Market Index Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Investor Destinations Moderate Fund

Nationwide Investor Destinations Moderately Conservative Fund

Nationwide Investor Destinations Conservative Fund

Nationwide Destination 2010 Fund

Nationwide Destination 2015 Fund

Nationwide Destination 2020 Fund

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Retirement Income Fund

Nationwide U.S. Small Cap Value Fund

Nationwide International Value Fund

Nationwide Alternatives Allocation Fund

Nationwide Small Company Growth Fund

*	As approved at the June 15, 2011 Board meeting.